                                                                   EXHIBIT 10.17

                            CONTRIBUTION AGREEMENT

                          HUNTSMAN INTERNATIONAL LLC,

                         as Contributor and Originator


                                      and


                       HUNTSMAN RECEIVABLES FINANCE LLC,

                                as the Company



                         Dated as of December 20, 2000

                               TABLE OF CONTENTS

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1.   DEFINITIONS.....................................................................     2

     1.01  Defined Terms.............................................................     2

     1.02  Other Definitional Provisions.............................................     2

2.   CONTRIBUTION OF RECEIVABLES.....................................................     2

     2.01  Contribution of Receivables...............................................     2

     2.02  Contribution Value........................................................     6

     2.03  [intentionally omitted]...................................................     6

     2.04  No Repurchase.............................................................     6

     2.05  Rebates, Adjustments, Returns, Reductions and Modifications...............     7

     2.06  Payments in Respect of Ineligible Receivables and Originator
           Indemnification Payments..................................................     7

     2.07  Certain Charges...........................................................     9

     2.08  Certain Allocations.......................................................     9

     2.09  Collection Accounts and Master Collection Accounts........................     9

3.   CONDITIONS TO CONTRIBUTIONS.....................................................     9

     3.01  Conditions Precedent to the Initial Contribution..........................     9

     3.02  Conditions Precedent to all Contributions of Receivables..................    12

     3.03  Conditions Precedent to the Contributor's Obligations on the Initial
           Contribution Date and each Contribution Date thereafter...................    13

4.   REPRESENTATIONS AND WARRANTIES..................................................    13

     4.01  Representations and Warranties of the Contributor.........................    13

     4.02  Representations and Warranties of the Contributor Relating to the
           Receivables...............................................................    18

     4.03  Representations and Warranties of the Company.............................    20

5.   AFFIRMATIVE COVENANTS...........................................................    21

     5.01  Financial Statements, Reports, etc........................................    21

     5.02  Compliance with Law and Policies..........................................    22

     5.03  Preservation of Company Existence.........................................    22

     5.04  Separate Company Existence................................................    22

     5.05  Inspection of Property; Books and Records; Discussions....................    23

     5.06  Location of Records.......................................................    23

                                       i
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                               TABLE OF CONTENTS
                                  (continued)

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     5.07  Computer Files and other Documents........................................    24

     5.08  Obligations...............................................................    24

     5.09  Collections...............................................................    24

     5.10  Furnishing Copies, Etc....................................................    24

     5.11  Responsibilities of the Contributor as Local Servicer.....................    25

     5.12  Assessments...............................................................    25

     5.13  Purchase of Receivables...................................................    25

     5.14  Notices...................................................................    25

     5.15  Bankruptcy................................................................    25

     5.16  /Further Action...........................................................    26

     5.17  Marking of Records........................................................    26

     5.18  Stamp Duty................................................................    27

     5.19  Enforcement of Agreements.................................................    28

6.   NEGATIVE COVENANTS..............................................................    28

     6.01  Limitations on Transfers of Receivables, Etc..............................    28

     6.02  Extension or Amendment of Receivables.....................................    28

     6.03  Change in Payment Instructions to Obligors................................    29

     6.04  Change in Name............................................................    29

     6.05  Policies..................................................................    29

     6.06  Modification of Legend....................................................    29

     6.07  Accounting for Contributions..............................................    29

     6.08  Instruments...............................................................    29

     6.09  Ineligible Receivables....................................................    29

     6.10  Business of the Contributor...............................................    30

     6.11  Limitation on Fundamental Changes.........................................    30

     6.12  Offices...................................................................    30

     6.13  Constitutive Documents....................................................    31

     6.14  Amendment of Transaction Documents or Other Material
           Documents.................................................................    31

     6.15  Additional Equity.........................................................    31


                               TABLE OF CONTENTS
                                  (continued)

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     6.16  Receivables Purchase Agreements...........................................    31

7.   TERMINATION EVENTS..............................................................    31

     7.01  Originator Termination Events.............................................    31

     7.02  Program Termination Events................................................    32

     7.03  Remedies..................................................................    33

8.   MISCELLANEOUS...................................................................    35

     8.01  Payments..................................................................    35

     8.02  Costs and Expenses........................................................    35

     8.03  Successors and Assigns....................................................    35

     8.06  Governing Law.............................................................    36

     8.07  No Waiver; Cumulative Remedies............................................    36

     8.08  Amendments and Waivers....................................................    36

     8.09  Severability..............................................................    36

     8.10  Notices...................................................................    36

     8.11  Counterparts..............................................................    37

     8.12  Submission to Jurisdiction; Service of Process............................    38

     8.13  No Bankruptcy Petition....................................................    38

     8.14  Termination...............................................................    39

     8.15  Responsible Officer Certificates; No Recourse.............................    39

     8.16  Confidential Information..................................................    39


                                   SCHEDULES

Schedule 1     Form of Daily Report
Schedule 2     Form of Monthly Settlement Report
Schedule 3 Identification of (A) Collection Accounts and (B) Master Collection Accounts
Schedule 4     Form of Solvency Certificate
Schedule 5     Location of Books and Records
Schedule 6     Chief Executive Office
Schedule 7     Legal and Other Business Names

          CONTRIBUTION AGREEMENT dated as of December 20, 2000 (this "Agreement"), between Huntsman International LLC, a limited liability company
 ---------
organized under the laws of the State of Delaware, as contributor (the "Contributor") and Huntsman Receivables Finance LLC, a limited liability company
 -----------
organized under the laws of the State of Delaware, as the Company (the
"Company").
 -------

                             W I T N E S S E T H:

          WHEREAS, the parties are entering into this Agreement under which the Contributor may, with effect from a time chosen by the Contributor transfer, contribute, convey and assign all of its right, title and interest in, to and under all Receivables originated by the Contributor, existing and hereafter arising from time to time and all other Receivable Assets related to such Receivables to the Company as a capital contribution to the Company;

          WHEREAS, the Contributor may purchase additional Receivables and all other Receivable Assets related to such Receivables pursuant to certain Receivables Purchase Agreements between the Contributor and one or more Originators, and, if it purchases the same, may contribute such purchased Receivables, together with Receivables originated by the Contributor, to the Company;

          WHEREAS, Huntsman (Europe) BVBA, as the Master Servicer (the "Master
                                                                        ------
Servicer"), the Company, Huntsman International LLC, as Servicer Guarantor (the
--------
"Servicer Guarantor"), and Chase Manhattan Bank (Ireland) plc, not in its
 ------------------
individual capacity but solely as trustee, as Trustee (the "Trustee"), have
                                                            -------
entered into a Pooling Agreement dated as of the date hereof (such agreement, as it may be amended, modified or otherwise supplemented from time to time hereafter, being the "Pooling Agreement") in order to create a master trust into
                      -----------------
which the Company desires to grant to the Trustee on behalf of the Trust (as defined therein) a Participation in and to all proceeds of, or payments in respect of, the Receivables and a security interest in relation to all of its right, title and interest in, to and under the Receivables and certain other assets now or hereafter owned by the Company in consideration for which the Trustee will make certain payments to the Company as specified therein; and

          WHEREAS, the Master Servicer, the Company, the Servicer Guarantor, the Liquidation Servicer, the Local Servicers and the Trustee have entered into a Servicing Agreement dated as of the date hereof (such agreement, as it may be amended, modified or otherwise supplemented from time to time hereafter, being the "Servicing Agreement") pursuant to which the Master Servicer will agree to
     -------------------
service and administer or cause to be serviced or administered the Receivables on behalf of the Company.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.   DEFINITIONS
     -----------

     1.01 Defined Terms.  Capitalized terms used herein shall, unless otherwise
          -------------
defined or referenced herein, have the meanings assigned to such terms in Annex X attached to the Pooling Agreement which Annex X is incorporated by reference herein.

     1.02 Other Definitional Provisions.
          -----------------------------

               (a) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

               (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Contributor and the Company, unless otherwise defined or incorporated by reference herein, shall have the respective meanings given to them under GAAP.

               (c) The meanings given to terms defined or incorporated by reference herein shall be equally applicable to both the singular and plural forms of such terms.

               (d) Any reference herein to a Schedule or Exhibit to this Agreement shall be deemed to be a reference to such Schedule or Exhibit as it may be amended, modified or supplemented from time to time to the extent that such Schedule or Exhibit may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule or Exhibit) in compliance with the terms of the Transaction Documents.

               (e) Any reference in this Agreement to any representation, warranty or covenant "deemed" to have been made is intended to encompass only
                      ------
representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit or otherwise unexpressed representation, warranty or covenant.

               (f)  The words "include", "includes" or "including" shall be
                               -------    --------      ---------
interpreted as if followed, in each case, by the phrase "without limitation".
                                                         ------------------

               (g) Any reference herein to a provision of the Bankruptcy Code, Code, ERISA, 1940 Act or the UCC shall be deemed a reference to any successor provision thereto.

2.   CONTRIBUTION OF RECEIVABLES
     ---------------------------

     2.01 Contribution of Receivables.

               (a) On the Execution Date, the Contributor shall pay to the Company U.S. $100.00 in consideration for the option to exercise its rights under this Agreement, which option shall, if not exercised, expire 30 days after the Execution Date. The Contributor may exercise its rights hereunder, subject to the terms and conditions of this Agreement, by paying an additional U.S. $100.00 to the Company on the Closing Date or any day thereafter (the date on which such additional US $100 is paid being the "Initial Contribution Date"). On the Initial Contribution Date and on any Business Day thereafter, the Contributor shall contribute, transfer, assign, and convey, without recourse (except as expressly provided herein), to the Company as a capital contribution to the Company (which the Company shall accept), all of its present and future right, title and interest in, to and under:

                    (i) all Eligible Receivables originated by the Contributor from time to time prior to but not including the date on which an Early Program Termination occurs, or an Early Originator Termination occurs with respect to the Contributor, pursuant to and as indicated in the Originator Daily Report (substantially in the form of Schedule 1 to this Agreement) and transmitted to the Master Servicer and included in the Daily Report generated by the Master Servicer and transmitted in accordance with the Transaction Documents electronically, or if electronic means are not immediately available, by telecopier, on the applicable date of contribution, (any such date a "Contribution Date") in which event such electronic copy to be provided as soon as possible thereafter;

                    (ii) all Eligible Receivables purchased by the Contributor from an Originator on the Contribution Date pursuant to the terms of an Origination Agreement from time to time prior to but not including the date on which an Early Originator Termination occurs pursuant to the related Origination Agreement, or an Early Program Termination occurs, and as indicated, for purposes of the relevant Receivables Purchase Agreement, in the Originator Daily Report prepared and/or transmitted in accordance with the terms of the relevant Receivables Purchase Agreement;

                    (iii)  the Related Property;

                    (iv)   all collections in respect of the Receivables;

                    (v) all rights (including rescission, replevin or reclamation) of the Contributor relating to any Receivable or arising therefrom; and

                    (vi) all rights of the Contributor under each of the Receivables Purchase Agreements including, in respect of each such agreement, (A) all rights of the Contributor to receive monies due and to become due under or pursuant to such agreement, whether payable as fees, expenses, costs or otherwise, (B) all rights of the Contributor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreement,
               (C) claims of the Contributor for damages arising out of or for breach of or default under such agreement, (D) the right of the Contributor to amend, waive or terminate such agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) all other rights, remedies, powers, privileges and claims of the Contributor under or in connection with such agreement (whether arising pursuant to such agreement or otherwise available to the Contributor at law or in equity), including the rights of the Contributor to enforce such agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or in connection therewith; and

                    (vii) all proceeds of or payments in respect of any and all of the foregoing clauses (i) through (iv) (including Collections).

          Such property described in the foregoing clauses (i) through (vii) shall be referred to collectively herein as the "Receivable Assets" and shall be
                                                 -----------------
considered to be assets that have been contributed, transferred, assigned, set over and otherwise conveyed by the Contributor to the Company immediately upon completion of the purchase of any Receivables referred to in Section 2.01(a)
(ii) above, in accordance with the terms of any Origination Agreement, and in relation to those Receivables referred to in Section 2.01(a)(i) above, upon delivery to the Company of a Daily Report substantially in the form set forth in
Schedule 1 to this Agreement.

               (b) The Contributor and the Company hereby acknowledge and agree that it is their mutual intent that (a) every transfer by way of capital contribution of Receivable Assets to the Company hereunder shall be an absolute, unconditional, "true" conveyance and not a mere granting of a security interest to secure a loan to or from the Company, (b) the Contributor shall not retain any interest in the Receivable Assets after the contribution thereof hereunder,
(c) the Receivables originated, or purchased from an Originator, by the Contributor shall not be part of the Contributor's insolvency or bankruptcy estate in the event an insolvency or delinquency proceeding or a bankruptcy petition or other action shall be commenced or filed by or against the Contributor under any insolvency or bankruptcy law and (d) the Receivables originated by any Originator shall not be part of such Originator's insolvency or bankruptcy estate in the event an insolvency or delinquency proceeding or a bankruptcy or other action shall be commenced or filed by or against such Originator under any insolvency or bankruptcy law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed by any relevant Governmental Authority for any reason whatsoever, whether for limited purposes or otherwise, to be a security interest granted to secure indebtedness of the Contributor, the Contributor shall be deemed to have granted to the Company a perfected first priority security interest under Article 9 of the UCC in the applicable jurisdiction in all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, and wherever located, the Receivables originated or purchased by the Contributor and the other Receivable Assets related to such Receivables and this Agreement shall constitute a security agreement under applicable law, securing the repayment of the amounts paid hereunder, subject to the other terms and conditions of this Agreement, together with such other obligations or interests as may arise hereunder in favor of the parties hereto.

               (c) In connection with any transfer, assignment, conveyance and contribution pursuant to subsection 2.01(a), the Contributor hereby agrees to
                         ------------------
record and file, or cause to be recorded and filed, at its own expense, financing statements or other similar filings (and continuation statements with respect to such financing statements or other similar filings when applicable),
(i) with respect to the Receivables and (ii) with respect to any other Receivable Assets for which an assignment or the creation of a security interest (as defined in the applicable UCC or other similar applicable laws, legislation or statute) may be perfected under the applicable UCC or other applicable laws, legislation or statute by such filing, in each case meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of the transfer, assignment, conveyance and contribution of such Receivables and any other Receivable Assets related to such Receivables to the Company, and to deliver to the Company (a) on or prior to the Initial Contribution Date (but after the Execution Date) a photocopy, certified by a Responsible Officer of the Contributor to be a true and correct copy, of each such financing statement or other filing to be made on or prior to the Initial Contribution Date and (b) within ten (10) days after the Initial Contribution Date a file-stamped copy or certified statement of such financing statement (or the similar filing) or other evidence of such filing.

               (d) In connection with the transfer, assignment, conveyance and contribution pursuant to subsection 2.01(a), the Contributor agrees at its own
                         ------------------
expense, with respect to the Receivables, that it will or will cause, as agent of the Company, (A) (i) on the Initial Contribution Date and thereafter, direct (or cause the Master Servicer to direct) each Originator to identify on its extraction records relating to Receivables from its master database of receivables, that the Receivables and all other Receivable Assets related thereto have been transferred, assigned, conveyed and contributed to the Company in accordance with this Agreement and (ii) acknowledge, deliver or transmit or cause to be delivered or transmitted to the Master Servicer a Daily Report containing at least the information specified in Schedule 1 hereto as to all such Receivables, as of the applicable date of contribution and (B) use its reasonable best efforts to cause the applicable Originator of the Receivables purchased by the Contributor to (i) on the Initial Contribution Date and thereafter to identify on its extraction records relating to Receivables from its master database of receivables, that all such Receivables and all other Receivable Assets related thereto have been transferred, assigned, conveyed and contributed to the Company in accordance with this Agreement and (ii) (except in the case of the UK Originators) acknowledge, deliver or transmit or cause to be delivered or transmitted to the Master Servicer, as agent of HICI, an Originator Daily Report containing at least the information specified in Schedule 1 hereto as to all such Receivables, as of the applicable date of contribution; notwithstanding anything expressed to the contrary either in this Section 2.01(d) or in any other provision of this Agreement or of any other Transaction Document, the UK Originator Daily Report delivered to the Master Servicer in accordance with Section 2.01 of the UK Receivables Purchase Agreement and
Section 4.01 of the Servicing Agreement, shall not be delivered to the Company or the Trustee by either the Contributor or any UK Originator or any other person. The copy of the Daily Report delivered to the Trustee pursuant to this subsection 2.01(d) shall be signed by the Master Servicer. For the avoidance of doubt, the delivery of the signed Daily Report to the Trustee shall not be a prerequisite to the contribution, transfer, assignment and conveyance of the Receivables from the Contributor to the Company.

               (e) All contributions of Receivables by the Contributor hereunder shall be without recourse to, or any representation or warranty of any kind (express or implied) by, the Contributor except as otherwise specifically provided herein. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in the creation or assumption by the Company of any obligation of the Contributor or any other person in connection with the Receivables or any agreement or instrument relating thereto, including any obligation to any Obligor.

     2.02 Contribution Value.  The contribution value (the "Contribution Value")
          ------------------                                ------------------
for the Receivables and the other Receivable Assets related to such Receivables contributed, transferred, assigned and conveyed to the Company pursuant to subsection 2.01(a) hereof shall be deemed to be the product of (a) the aggregate
------------------
outstanding Principal Amount of such Receivables as set forth in the applicable Originator Daily Report identifying such Receivables and (b) one (1) minus the Discounted Percentage applicable to contributions by the Contributor to the Company. The Company shall calculate the Contribution Value on each Contribution Date, and in the absence of manifest error such amount shall be deemed to be conclusive. The Company shall maintain in its books and records a ledger entitled the "distributable assets ledger." For each contribution, transfer, assignment and conveyance pursuant to subsection 2.01(a) hereof, the Company
                                      ------------------
shall credit to the distributable assets ledger an amount equal to the Contribution Value of the Receivables and other Receivable Assets contributed, transferred, assigned and conveyed by the Contributor on the related Contribution Date (net of the deductions referred to in Section 2.02(b), Section
                                                        ---------------
2.06(a) or Section 2.06(b)).

     2.03 [intentionally omitted].

     2.04 No Repurchase.  Subject to Section 2.06, the Contributor shall not
          -------------              ------------
have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Company any Receivables or other Receivable Assets related to such Receivables or to rescind or otherwise retroactively effect any purchase of any such Receivables or other Receivable Assets related to such Receivables after the date of contribution relating thereto; provided that the foregoing shall not be
                               --------
interpreted to limit the right of the Company to receive a Contributor Dilution Adjustment Payment, a Contributor Adjustment Payment or a Contributor Indemnification Payment.

     2.05 Rebates, Adjustments, Returns, Reductions and Modifications. From time
          -----------------------------------------------------------
to time the Contributor may make a Dilution Adjustment to a Receivable in accordance with this Section 2.05 and Section 6.02; provided that if the
                     ------------     ------------  --------
Contributor or any Originator cancels an invoice related to such Receivable, either (i) such invoice must be replaced, or caused to be replaced, by the Contributor with an invoice relating to the same transaction of equal or greater Principal Amount on the same Business Day that such cancellation was made, (ii) such invoice must be replaced, or caused to be replaced, by the Contributor with an invoice relating to the same transaction of a lesser Principal Amount on the same Business Day that such cancellation was made and the Contributor must make a Contributor Dilution Adjustment Payment, to the Company Concentration Account, in an amount equal to the difference between such cancelled and replacement invoices or (iii) the Contributor must make a Contributor Dilution Adjustment Payment, to the relevant Company Receipts Account in an amount equal to the full value of such cancelled invoice pursuant to this Section 2.05. To the extent
                                                 ------------
that the Receivable under this Section 2.05 is generated by any Originator other
                               ------------
than the Contributor, the Contributor shall request payment from such Originator of the Dilution Adjustment amount with respect to such Receivable and shall pay the amount received in respect thereof to the Company. The Contributor agrees to pay to the Company, on the Contribution Date immediately succeeding the date any Dilution Adjustment is granted or made pursuant hereto, the amount of any such Dilution Adjustment (a "Contributor Dilution Adjustment Payment"); provided,
                        ---------------------------------------
however, that if the Company elects to reduce its Exchangeable Company Interest in the Trust as a result of such Dilution Adjustment, then the Company shall debit from the Company's distributable assets ledger an amount equal to such Dilution Adjustment in lieu of such cash payment. The amount of any Dilution Adjustment shall be set forth on the first Daily Report prepared after the date on which such Dilution Adjustment was granted or made.

     2.06 Payments in Respect of Ineligible Receivables and Originator
          ------------------------------------------------------------
Indemnification Payments.
------------------------

               (a)  Adjustment Payment Obligation.  In the event of a breach of
                    -----------------------------
any of the representations and warranties contained in Sections 4.02(a),
                                                       ----------------
4.02(b), 4.02(c), 4.02(d) or 4.02(f) in respect of any Receivable contributed
-------  -------  -------    -------
hereunder or if the Company's interest in any Receivable is not a full legal and beneficial ownership, the Contributor shall, within 30 days of the earlier of its knowledge or receipt of written notice of such breach or defect from the Company, remedy the matter giving rise to such breach of representation or warranty if such matter is capable of being remedied. If such matter is not capable of being remedied or is not so remedied within said period of 30 days, the Contributor upon request of the Company shall repurchase the relevant Receivable from the Company at a repurchase price (without duplication of any Contributor Dilution Adjustment Payments made pursuant to Section 2.05 hereof),
                                                          ------------
equal to the original Principal Amount of such Receivable less Collections received by the

Company in respect of such Receivable (the "Contributor Adjustment Payment"),
                                            ------------------------------
which payment shall be in the same currency as such Receivable. Upon the payment of a Contributor Adjustment Payment hereunder, the Company shall automatically agree to pay to the Contributor all Collections received subsequent to such repurchase with respect to such repurchased Receivable. The parties agree that if there is a breach of any of the representations and warranties of a Contributor contained in Section 4.02(a), 4.02(b) or 4.02(c) in respect of or
                         ---------------  -------    -------
concerning any Receivable, the Contributor's obligation to pay the Contributor Adjustment Payment under this Section 2.06 is a reasonable pre-estimate of loss
                              ------------
and not a penalty (and neither the Company nor any other person or entity having an interest in this Agreement through the Company shall be entitled to any other remedies as a consequence of any such breach).

               (b)  Special Indemnification.  In addition to its obligations
                    -----------------------
under Section 8.02 hereunder, the Contributor agrees to pay, indemnify and hold
      ------------
harmless (without duplication of any Contributor Dilution Adjustment Payments made pursuant to Section 2.05 hereof) the Company from any loss, liability,
                 ------------
expense, damage or injury which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of (i) any Receivable becoming subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement or the Pooling Agreement or any Supplement) or (ii) the Contributor breaching any covenant contained herein with respect to any Receivable (each of the foregoing events or circumstances being an "Contributor Indemnification Event"), and such Receivable
                        ---------------------------------
(or a portion thereof) ceasing to be an Eligible Receivable on the date on which such Contributor Indemnification Event occurs. The amount of such indemnification shall be equal to the original Principal Amount of such Receivable less Collections received by the Company in respect of such Receivable (the "Contributor Indemnification Payment"). Such payment shall be
                 -----------------------------------
made on or prior to the 10th Business Day after the day the Company requests such payment or the Contributor obtains knowledge thereof unless such Contributor Indemnification Event shall have been cured on or before such 10th Business Day; provided, however, that in the event that (x) an Originator
              --------  -------
Termination Event with respect to the Contributor has occurred and is continuing or (y) the Company shall be required to make a payment with respect to such Receivable pursuant to Section 2.05 of the Pooling Agreement and the Company has
                       ------------
insufficient funds to make such a payment, the Contributor shall make such payment immediately. The Company shall have no further remedy against the Contributor in respect of such a Contributor Indemnification Event unless the Contributor fails to make a Contributor Indemnification Payment on or prior to such 10th Business Day or on such earlier day in accordance with the proviso set forth in this subsection 2.06(b). Upon receiving a Contributor Indemnification
              ------------------
Payment, the Company shall automatically agree to pay to the Contributor all Collections received subsequent to such payment with respect to the Receivable in respect of which a Contributor Indemnification Payment is made.

               (c) The Contributor shall from time to time on demand pay to the Company an amount equal to the amount (if any) of funds required to be paid or deposited by the Company in respect of Stamp Duty pursuant to Sections 2.07(q) through 2.07(t) of the Pooling Agreement.

     2.07 Certain Charges.  The Contributor and the Company hereby agree that
          ---------------
late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Receivables shall be the property of the Company notwithstanding the occurrence of an Early Originator Termination or Early Program Termination and all collections with respect thereto shall continue to be allocated and treated as collections in respect of the Receivables transferred, conveyed, assigned and contributed to the Company pursuant to subsection 2.01(a) hereof.
            ------------------

     2.08 Certain Allocations.  The Contributor, as Local Servicer, hereby
          -------------------
agrees that if the Contributor can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor; provided, however, that if the Contributor cannot
                            --------  -------
attribute a Collection to a specific Receivable, then such Collection shall be applied to pay the Receivables of such Obligor in the order of maturity of such Receivables, beginning with the Receivable that has been outstanding the longest and ending with the Receivable that has been outstanding the shortest.

     2.09 Collection Accounts and Master Collection Accounts.  The Company shall
          --------------------------------------------------
establish and maintain accounts in its name, subject to the security interest of the Trustee, into which Obligors will be instructed to make payments in accordance with Section 5.09 of this Agreement (collectively, the "Collection
                                                                   ----------
Accounts"), such accounts to be established for each Originator pursuant to the
--------
terms and conditions of the relevant Collection Account Agreement, including U.S. Dollar, Pound Sterling and Euro accounts (collectively, the "Master
                                                                  ------
Collection Accounts"), into which Collections deposited into the Collection
-------------------
Accounts for the European Originators will be transferred on a daily basis in accordance with the provisions of the Collection Account Agreements, which accounts are set forth in Schedule 3 attached hereto. The Collection Accounts and Master Collection Accounts as of the Effective Date are set forth in
Schedule 3 hereof. The Company shall update such Schedule and send copies to the Trustee and Funding Agent at any time on or after which accounts are deleted or added.

3.   CONDITIONS TO CONTRIBUTIONS
     ---------------------------

     3.01 Conditions Precedent to the Initial Contribution.  The Contributor
          ------------------------------------------------
shall not be entitled to make the contribution to the Company and the Company shall not be obliged to accept such Initial Contribution unless the following conditions precedent have been satisfied on or prior to the Initial Contribution
Date:

               (a) the Company shall have received copies of duly adopted resolutions (or, if applicable, a unanimous consent) of the Board of Directors of the Contributor, as in effect on such Effective Date, authorizing the execution of this Agreement and the consummation of the Transactions pursuant to the Transaction Documents;

               (b) the Company shall have received copies of a Certificate of Good Standing for the Contributor issued by the Secretary of State of Delaware;

               (c) the Company shall have received copies of a certificate of a Responsible Officer of the Contributor certifying (i) the names and signatures of the officers or any managers (in the case of a limited liability company) authorized on its behalf to execute this Agreement and the other Transaction Documents to which it is a party and any other documents to be delivered by it hereunder or thereunder, (ii) that attached thereto is a true, correct, and complete copy of the Contributor's certificate of formation and Limited Liability Company Agreement, (iii) that attached thereto is a true correct and complete copy of the document referred to in clause (a) above and (iv) that attached thereto is a true, correct and complete copy of the document referred to in clause (b) above;

               (d) the Company shall have received copies of fully executed counterparts of this Agreement, the Pooling Agreement, the Servicing Agreement, the Series 2000-1 Supplement, the U.S. Receivables Purchase Agreement, the U.K. Receivables Purchase Agreement and the Dutch Receivables Purchase Agreement and the Investor Certificates;

               (e) the Company shall have received copies of legal opinions, in each case, dated the Effective Date and addressed to:

                    (i) the Rating Agencies, the Funding Agent, the Company and the Trustee from Stoel Rives LLP, special Utah counsel for Huntsman International, in form and substance satisfactory to the Trustee and the Funding Agent;

                    (ii) the Rating Agencies, the Funding Agent, the Company and the Trustee from Counsel to each Originator in form and substance satisfactory to the Trustee and the Funding Agent;

                    (iii) the Rating Agencies, the Funding Agent, the Company and the Trustee from Clifford Chance Rogers & Wells LLP, special New York counsel for the Contributor and the Company, in form and substance satisfactory to the Trustee and the Funding Agent; and

                    (iv) the Rating Agencies, the Funding Agent, the Company and the Trustee from Richards, Layton & Finger, as to certain Delaware limited liability company matters for the Company and Huntsman International, in form and substance satisfactory to the Trustee and the Funding Agent;

               (f) the Company shall have received a legal opinion, dated the Effective Date and addressed to the Trustee, the Funding Agent, the Rating Agencies, and the Company from Clifford Chance Rogers & Wells LLP, special New York counsel for the Contributor and the Company, in form and substance satisfactory to the Trustee and the Funding Agent, opining that, as a result of the transactions contemplated by this Agreement, (i) a bankruptcy court would not hold that the contributed Receivables and/or Receivable Assets would be the property of the relevant Contributor's or Originator's bankruptcy estate under Section 541 of the Bankruptcy Code and (ii) a bankruptcy court would hold that in the event of the commencement of a case under the Bankruptcy Code by or against the Contributor, upon the insolvency of the Contributor, the Company would not be consolidated with the Contributor;

               (g) the Company shall have received, to the extent in writing, the Policies of the Contributor and each Originator;

               (h) the Company shall have received copies of proper financing statements (Form UCC-1), which will be filed on or prior to the Initial Contribution Date, naming the Contributor and each Originator as the debtor in favor of, in each case, the Company as the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Company desirable under the UCC of all appropriate jurisdictions to perfect the Company's ownership interest in any and all Receivables and other Receivable Assets contributed hereunder;

               (i) the Company shall have received certified copies of requests for information or copies (or a similar search report certified by parties acceptable to the Trustee and the Funding Agent) dated a date reasonably near the Effective Date listing all effective financing statements or charges which name the Contributor (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to clause (h) above, together with copies of such financing statements (none of which shall cover any Receivables or Receivable Assets);

               (j) the Company shall have received a solvency certificate delivered by the Contributor with respect to the Contributor's solvency in the form of Schedule 4 hereto;

               (k) the Company shall have received the most recent audited consolidated financial statements of Huntsman International and its consolidated Subsidiaries;

               (l) the Company shall be satisfied that the Contributor's and any Originator's systems, procedures and record keeping relating to the Receivables are sufficient and satisfactory in order to permit the contribution, assignment, transfer and conveyance of such Receivables and the administration of such Receivables in accordance with the terms and intent of this Agreement;

               (m) the Company shall have received a solvency certificate delivered by each Originator with respect to each Originator's solvency in the form of Schedule 4 hereto;

               (n) the Company shall have received a document signed by an Affiliate of the Company containing statements substantially in the form contemplated in Part VII of the U.K. Tax Opinion relating to Section 767A and
Section 767AA United Kingdom Income and Corporation Taxes Act 1988, Section 132 Finance Act 1988 and Schedule 28 Finance Act 2000;

               (o) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request; and

               (p) if applicable, all applicable conditions precedent to the sale of such Receivables from the related Originator to the Contributor contained in the related Receivables Purchase Agreement shall have been satisfied.

     3.02 Conditions Precedent to all Contributions of Receivables.  The
          --------------------------------------------------------
obligation of the Company to accept a contribution of Receivables and other Receivable Assets on each Contribution Date (including the Initial Contribution
Date) is subject to the satisfaction of the following conditions precedent, that, on and as of the related Contribution Date, the following statements shall be true (and the delivery by or on behalf of the Contributor of the Originator Daily Report for such Receivables on such Contribution Date shall constitute a representation and warranty by the Contributor that on such Contribution Date the statements in clauses (a) and (b) below are true):

               (a) the representations and warranties of the Contributor contained in Sections 4.01 shall be true and correct on and as of such
             -------------
Contribution Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct as of such other date);

               (b) after giving effect to such contribution, no Originator Termination Event or Potential Originator Termination Event with respect to the Contributor or any Originator of Receivables shall have occurred and be continuing;

               (c) after giving effect to such contribution, no Early Amortization Event or Potential Early Amortization Event with respect to any Outstanding Series shall have occurred and be continuing;

               (d) since the Effective Date, no material adverse change has occurred in the overall rate of collection of the Receivables;

               (e) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request; and

               (f) if applicable, all conditions precedent to the sale of such Receivables from the related Originator to the Contributor contained in the related Receivables Purchase Agreement shall have been satisfied; provided,
                                                                  --------
however, that the failure of the Contributor to satisfy any of the foregoing
-------
conditions shall not prevent the Contributor from subsequently contributing Receivables originated by it, or purchased by it pursuant to a Receivables Purchase Agreement, upon satisfaction of all such conditions.

     3.03 Conditions Precedent to the Contributor's Obligations on the Initial
          --------------------------------------------------------------------
Contribution Date and each Contribution Date thereafter.  The obligations of the
-------------------------------------------------------
Contributor on the Initial Contribution Date and each Contribution Date thereafter shall be subject to the conditions precedent, which may be waived by the Contributor, that the Contributor shall have received on or before the Initial Contribution Date (with respect to the initial contribution hereunder) and for subsequent contributions, the relevant Contribution Date, the following, each in form and substance satisfactory to the Contributor:

               (a) a Certificate of Good Standing for the Company issued by the Secretary of State of Delaware, and certificates of qualification as a foreign limited liability company issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents; and

               (b) a certificate of a Responsible Officer of the Company certifying (i) the names and signatures of the managers authorized on its behalf to execute this Agreement and the other Transaction Documents to which it is a party and any other documents to be delivered by it hereunder or thereunder,
(ii) that attached thereto is a true, correct and complete copy of the Company's Certificate of Formation and Limited Liability Company Agreement, and (iii) that attached thereto is a true correct and complete copy of duly adopted resolutions of the Shareholders of the Company, authorizing the execution of this Agreement and the consummation of the Transactions pursuant to the Transaction Documents.

4.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     4.01 Representations and Warranties of the Contributor.  The Contributor
          -------------------------------------------------
represents and warrants to the Company as of the Effective Date that:

               (a)  Organization; Powers.  It (i) is a limited liability company
                    --------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect with respect to it and (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

               (b)  Authorization.  The execution, delivery and performance by
                    -------------
the Contributor of each of the Transaction Documents to which it is a party and the performance of the Transactions (i) have been duly authorized by all requisite company and, if applicable and required, member action and (ii) will not (A) violate (1) any Requirement of Law applicable to it or (2) any provision of any Transaction Document or other material Contractual Obligation to which it is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation to which it is a party or by which it or any of its property is or may be bound except where any such conflict, violation, breach or default referred to in clause (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it or (C) result in the creation or imposition of any Lien upon the Receivables (other than Permitted Liens and any Lien created under the Transaction Documents or contemplated or permitted thereby).

               (c)  Enforceability.  This Agreement and each of the other
                    --------------
Transaction Documents to which it is a party have been duly executed and delivered by the Contributor and constitutes a legal, valid and binding obligation of the Contributor enforceable against the Contributor in accordance with its respective terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity.

               (d)  Governmental Approvals.  No action, consent or approval of,
                    ----------------------
registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby, except for (i) the filing of UCC financing statements (or other similar filings) in any applicable jurisdictions necessary to perfect the Company's ownership interest in the Receivables pursuant to subsection 3.01(h), (ii) such as have been made
                               ------------------
or obtained and are in full force and effect and (iii) such actions, consents, approvals and filings the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect with respect to it.

               (e)  Litigation; Compliance with Laws.
                    --------------------------------

                    (i) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Contributor, threatened against the Contributor or any Originator of Receivables in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect with respect to it; and

                    (ii) neither it nor any Originator is in default with
               respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect with respect to it.

               (f)  Agreements.
                    ----------

                    (i) Neither it, nor any Originator is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to it; and

                    (ii) Neither it, nor any Originator is in default in any
               manner under any provision of any Contractual Obligation to which it is a party or by which it or any of its properties or assets are bound, where such default could reasonably be expected to result in a Material Adverse Effect with respect to it.

               (g)  Federal Reserve Regulations.  Neither it nor any Originator
                    ---------------------------
is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

               (h)  Investment Company Act.  It is not an "investment company"
                    ----------------------                 ------------------
as defined in, or subject to regulation under, the 1940 Act or any successor statute thereto.

               (i)  Tax Returns.  It has filed or caused to be filed all
                    -----------
material tax returns and has paid or caused to be paid or made adequate provision for all taxes due and payable by it and all assessments received by it except to the extent that nonpayment (i) is being contested in good faith or
(ii) could not reasonably be expected to result in a Material Adverse Effect with respect to it.

               (j)  ERISA Matters.
                    -------------

                    (i) it and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to any Plan of the Contributor or any of its ERISA Affiliates, except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect with respect to it;

                    (ii) no Reportable Event has occurred as to which the Contributor or any of its ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30-day notice requirement is waived, reports that have been filed and reports the failure of which to file would not reasonably be expected to result in a Material Adverse Effect with respect to it;

                    (iii) as of the Effective Date, the present value of all benefit liabilities under each Plan of the Contributor or any of its ERISA Affiliates (on an ongoing basis and based on those assumptions used to fund such Plan) did not, as of the last valuation report applicable thereto, exceed the value of the assets of such Plan;

                    (iv) neither it nor any of its ERISA Affiliates has incurred any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect with respect to it; and

                    (v) neither it nor any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or that a reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect with respect to it.

               (k)  Accounting Treatment.  Except to the extent otherwise
                    --------------------
required by law, the Contributor will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect account for the transactions contemplated hereby, in a manner that is inconsistent with the Company's ownership interest in the Receivables and the other Receivable Assets related thereto. The Contributor intends to treat the contribution and conveyance of the Receivables contributed hereunder to the Company as a contribution of such Receivables for all tax, accounting and regulatory purposes.

               (l)  Stamp Duty Group.  Each member of the Stamp Duty Group is
                    ----------------
associated within the meaning of Section 42 United Kingdom Finance Act 1930 (as amended) with each other member of the Stamp Duty Group.

               (m)  Collection Accounts, Master Collection Accounts, Company
                    --------------------------------------------------------
Receipt Accounts and Company Concentration Accounts.  Set forth in Exhibit C to
---------------------------------------------------
the Servicing Agreement is a complete and accurate description as of the Effective Date of each Collection Account, each Master Collection Account, each Company Receipt Account and each Company Concentration Account.

               (n)  Chief Executive Office.  The offices at which the
                    ----------------------
Contributor keeps its records concerning the Receivables either (x) are located as set forth on Schedule 5 hereto or (y) are in locations as to which the
                ----------
Contributor has notified the Company of the location thereof in accordance with
Section 5.06.  The chief executive office of the Contributor is set forth on
------------
Schedule 6 and is the place where the Contributor is "located" for the purposes
----------                                            -------
of Section 9-103(3)(d) of the applicable UCC that governs the perfection of the ownership interest of the Company in the Receivables contributed hereunder, and there have been no other such locations during the four months preceding the date of this Agreement.

               (o)  Bulk Sales Act.  No transaction contemplated hereby with
                    --------------
respect to the Contributor requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law in the United States.

               (p)  Names.  On the Effective Date, the legal name of the
                    -----
Contributor is as set forth in this Agreement and the legal name of each Originator is set forth on Schedule 7. Neither the Contributor nor any
                           ----------
Originator has any trade names, fictitious names, assumed names or "doing
                                                                    -----
business as" names except as set forth on Schedule 7.
-----------                               ----------

               (q)  Solvency.  No Insolvency Event with respect to the
                    --------
Contributor or any Originator has occurred and the contribution, assignment, conveyance and transfer of the Receivables by the Contributor to the Company has not been made in contemplation of the occurrence thereof. Both prior to and after giving effect to the transactions occurring on the Effective Date and after giving effect to each subsequent transaction contemplated hereunder, (i) the fair value of the assets of the Contributor and each Originator, taken individually at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Contributor or such Originator, as applicable; (ii) the present fair saleable value of the property of the Contributor and each Originator, taken individually and not on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of the Contributor or such Originator, as applicable, on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Contributor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Contributor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. The Contributor does not intend to, nor does it believe that it will nor that any Originator will, incur debts beyond its or their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Contributor or each Originator, as the case may be, and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

               (r)  No Originator Termination Event.  As of the Effective Date,
                    -------------------------------
no Potential Originator Termination Event or Originator Termination Event with respect to the Contributor or any Originator has occurred and is continuing.

               (s)  No Program Termination Event.  As of the Effective Date, no
                    ----------------------------
Potential Program Termination Event or Program Termination Event shall have occurred and be continuing.

               (t)  No Fraudulent Transfer.  It is not entering into this
                    ----------------------
Agreement with the actual or constructive intent to hinder, delay, or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Receivables being contributed hereunder.

               (u)  Collection Procedures.  It, and each Originator of
                    ---------------------
Receivables, has in place the Policies and has not acted in contravention of any such Policies with respect to the Receivables.

               (v)  No Early Amortization Event.  No Early Amortization Event or
                    ---------------------------
Potential Early Amortization Event has occurred and is continuing.

               (w)  Accounts.  Except to the extent otherwise permitted under
                    --------
the terms of the Transaction Documents, each Collection Account , each Master Collection Account and each Company Concentration Account is free and clear of any Lien (except for Trustee Liens).

               (x)  No Material Adverse Effect.  Since the Effective Date, no
                    --------------------------
event has occurred which has had a Material Adverse Effect with respect to it.

               (y)  No Foreclosure Act.  No action or proceeding has been
                    ------------------
brought seeking to foreclose on the Contributor's membership interest in the Company.

          The representations and warranties as of the date made set forth in this Section 4.01 shall survive the transfer, assignment, conveyance and
     ------------
contribution of the Receivables and the other Receivable Assets to the Company. Upon discovery by a Responsible Officer of the Company or the Master Servicer or by a Responsible Officer of the Contributor of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

     4.02 Representations and Warranties of the Contributor Relating to the
          -----------------------------------------------------------------
Receivables.  The Contributor hereby represents and warrants to the Company on
-----------
each Contribution Date with respect to the Receivables contributed by it, or purchased from an Originator by it, being contributed, transferred, assigned and conveyed to the Company as of such date:

               (a)  Receivables Description.  Each Originator Daily Report
                    -----------------------
delivered, transmitted or received by the Contributor and referred to in subsection 2.01(a)
------------------
of this Agreement sets forth in all material respects an accurate and complete listing of all Receivables (and any Receivable Asset which can be so listed) to be contributed, transferred, assigned and conveyed to the Company on such Contribution Date or (as the case may be) offered for sale to the Contributor on the relevant date and the information contained therein in accordance with
Schedule 1 with respect to each such Receivable is true and correct as of such
----------
date.

               (b)  No Liens.  Each Receivable existing on the Initial
                    --------
Contribution Date or, in the case of Receivables contributed, transferred, assigned and conveyed to the Company after the Initial Contribution Date, on such Contribution Date, has been contributed, transferred, assigned and conveyed to the Company free and clear of any Liens, except for Permitted Liens and Trustee Liens.

               (c)  Eligible Receivable.  On the Initial Contribution Date, each
                    -------------------
Receivable that is represented to be an Eligible Receivable on such date and set out in any Originator Daily Reports or the Daily Reports is an Eligible Receivable on the Initial Contribution Date and, in the case of Receivables contributed, transferred, assigned and conveyed to the Company after the Initial Contribution Date, each such Receivable that is represented to be an Eligible Receivable contributed, transferred, assigned and conveyed to the Company on such Contribution Date is an Eligible Receivable on such Contribution Date.

               (d)  Filings.  All filings and other acts (including but not
                    -------
limited to notifying related Obligors of the assignment of a Receivable) necessary or advisable under the UCC or under other applicable laws of jurisdictions outside the United States (to the extent applicable) shall have been made or performed in order to grant the Company on the applicable Contribution Date a full legal and beneficial ownership interest in respect of such Receivables then existing or thereafter arising free and clear of any Liens (except for Permitted Liens and Trustee Liens).

               (e)  Policies.  Since the Effective Date, there have been no
                    --------
material changes in the Policies, other than as permitted hereunder.

               (f)  True Contribution.  Title to each Receivable contributed,
                    -----------------
assigned, conveyed and transferred hereunder will be vested in the Company as described in clauses (b) and (d) above, and such Receivables will not form part of the estate of the Contributor or relevant Originator upon a bankruptcy of the Contributor.

          The representations and warranties as of the date made set forth in this Section 4.02 shall survive the contribution, transfer, assignment and
     ------------
conveyance of the Receivables and other Receivable Assets to the Company. Upon discovery by a Responsible Officer of the Company or the Master Servicer or a Responsible Officer of the Contributor of a breach of any of the representations and warranties (or of any Receivable encompassed by the representation and warranty in subsection 4.02(c) not being an Eligible Receivable as of the
            ------------------
relevant Contribution Date), the party discovering such breach shall give prompt written notice to the other parties.

     4.03 Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants as to itself as follows:

               (a)  Organization; Powers.  The Company (i) is a limited
                    --------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not have a Material Adverse Effect with respect to it and (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

               (b)  Authorization.  The execution, delivery and performance by
                    -------------
the Company of each of the Transaction Documents to which it is a party and the performance of the Transactions (i) have been duly authorized by all requisite company and, if applicable and required, Shareholder action and (ii) will not
(A) violate (1) any Requirement of Law or (2) any provision of any Transaction Document or any other material Contractual Obligation to which the Company is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation to which it is a party or by which it or any of its properties is or may be bound, except where any such conflict, violation, breach or default referred to in clauses (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it or (C) result in the creation or imposition of any Lien upon the Receivables (other than Permitted Liens or Trustee Liens).

               (c)  Enforceability.  This Agreement and each other Transaction
                    --------------
Document to which it is a party have been duly executed and delivered by the Company and constitutes, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject
(a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity.

               (d)  Accounting Treatment.  Except to the extent otherwise
                    --------------------
required by law, the Company will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect account for the transactions contemplated hereby, in a manner that is inconsistent with the Company's ownership interest in the Receivables.

               (e)  Contributor.  The Contributor is a Shareholder in the
                    -----------
Company, and the Contributor's Shares in the Company are owned free and clear of all

Liens, other than any liens in favor of the Company arising under the Limited Liability Company Agreement, provided that, the Contributor may pledge any or all of its Shares to the Collateral Agent under the Credit Agreement.

5.   AFFIRMATIVE COVENANTS
     ---------------------

          The Contributor hereby agrees that, so long as there are any amounts outstanding with respect to Receivables or until an Early Program Termination, whichever is later, the Contributor shall, and shall cause each Originator to:

     5.01 Financial Statements, Reports, etc.:
          ------------------------------------

               (a) Furnish to the Company, within 150 days after the end of each fiscal year, the balance sheet and related statements of income, members' equity and cash flows showing the financial condition of the Contributor as of the close of such fiscal year and the results of its operations during such year, all audited by the Contributor's Independent Public Accountants and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of the Contributor in accordance with GAAP consistently applied;

               (b) Furnish to the Company, within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Contributor's unaudited balance sheet and related statements of income, members' equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of the Contributor;

               (c) Furnish to the Company, together with the financial statements required pursuant to clauses (i) and (ii) above, a compliance certificate signed by a Responsible Officer of the Company stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Company and (y) to the best of such Responsible Officer's knowledge, no Early Amortization Event or Potential Early Amortization Event exists, or if any Early Amortization Event or Potential Early Amortization Event exists, stating the nature and status thereof;

               (d) Furnish to the Company upon request, promptly upon the furnishing thereof to the Shareholders of the Contributor, copies of all financial statements, financial reports and proxy statements so furnished;

               (e) Furnish to the Company, promptly, all information, documents, records, reports, certificates, opinions and notices received by the Contributor from an Originator under any Receivables Purchase Agreement;

               (f) Furnish to the Company, promptly, from time to time, such historical information, including aging and liquidation schedules, in form and substance satisfactory to the Funding Agent and the Rating Agencies, as the Company may reasonably request; and

               (g) Furnish to the Company, promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Contributor, or compliance with the terms of any Transaction Document, in each case as the Company may reasonably request.

     5.02 Compliance with Law and Policies.
          --------------------------------

               (a) Comply with all Requirements of Law and material Contractual Obligations to which it is subject and which are applicable to it except to the extent that non-compliance would not reasonably be likely to result in a Material Adverse Effect with respect to it; and

               (b) Perform its obligations in accordance with the Policies, as amended from time to time in accordance with the Transaction Documents, in regard to the Receivables and the other Receivable Assets.

     5.03 Preservation of Company Existence.  (i) Preserve and maintain its
          ---------------------------------
company existence, rights and privileges, if any, in the jurisdiction of its organization and (ii) qualify and remain qualified in good standing as a foreign company in each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not, individually or in the aggregate with other such failures, have a Material Adverse Effect with respect to it.

     5.04 Separate Company Existence.
          --------------------------

               (a) Except as set forth in the Transaction Documents, maintain its deposit account or accounts, separate from those of the Company and ensure that its funds will not be diverted to the Company, nor will such funds be commingled with the funds of the Company;

               (b) To the extent that it shares any officers or other employees with the Company, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among it and the Company, and it and the Company shall bear their fair shares of the salary and benefit costs associated with all such common officers and employees;

               (c) To the extent that it jointly contracts with the Company to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly between it and the Company and it and the Company shall bear their fair shares of such costs. To the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of the Company, the costs incurred in so doing shall be fairly allocated between it and the Company in proportion to the benefit of the goods or services each is provided, and it and the Company shall bear their fair shares of such costs. All material transactions between it and the Company, whether currently existing or hereafter entered into, shall be only on an arm's length basis;

               (d) Maintain office space separate from the office space of the Company (but which may be located at the same address as the Company). To the extent that it and the Company have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses;

               (e) Issue financial statements separate from any financial statements issued by the Company;

               (f) Conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding regular and special members' and directors' meetings appropriate to authorize all action, keeping separate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

               (g) Except as set forth in the Transaction Documents, not assume or guarantee any of the liabilities of the Company; and

               (h) Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order (x) to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to it (and, to the extent within its control, to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Company) and (y) to comply with those procedures described in such provisions that are applicable to it.

     5.05 Inspection of Property; Books and Records; Discussions.  Keep proper
          ------------------------------------------------------
books of records and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Company upon reasonable advance notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours on any Local Business Day and as often as may reasonably be requested, subject to the Contributor's or such Originator's security and confidentiality requirements and to discuss the business, operations, properties and financial condition of the Contributor and each Originator with officers and employees of the Contributor and with its Independent Public Accountants.

     5.06 Location of Records.  Keep its chief executive office, and the offices
          -------------------
where it keeps the records concerning the Receivables and the other Receivable Assets relating thereto (and all original documents relating thereto), at the locations referred to for it on Schedule 5 and Schedule 6 hereto or upon 60 days' prior written notice
          ----------     ----------
to the Company, at such other locations in a jurisdiction where all action required by Section 5.16 shall have been taken and completed and be in full
            ------------
force and effect.

     5.07 Computer Files and other Documents.  At its own cost and expense,
          ----------------------------------
retain the ledger used by it as a master record of the Obligors and cause the applicable Originator to retain copies of all documents relating to each Obligor as custodian and agent for the Company and other Persons with interests in the Receivables originated by it, as well as retain, and cause all the Originators to retain, all Originator Documents.

     5.08 Obligations.  Pay, discharge or otherwise satisfy at or before
          -----------
maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including, without limitation, all taxes, assessments, levies and other governmental charges imposed on it), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Contributor. Defend the right, title and interest of the Company in, to and under the Receivables and the other Receivable Assets related thereto, whether now existing or hereafter created, against all claims of third parties claiming through the Contributor. The Contributor will duly fulfill all obligations on its part to be fulfilled under or in connection with each Receivable and will do nothing to materially impair the rights of the Company in such Receivable.

     5.09 Collections.  Instruct each Obligor to make payments in respect of its
          -----------
Receivables to a Collection Account and to comply in all material respects with procedures with respect to Collections reasonably specified from time to time by the Company. In the event that any payments in respect of any such Receivables are made directly to the Contributor or an Originator (including, without limitation, any employees thereof or independent contractors employed thereby), the Contributor shall, and shall cause such Originator to, within one (1) Local Business Day of receipt thereof, deliver or deposit such amounts to a Collection Account and, prior to forwarding such amounts, the Contributor shall, or shall cause such Originator to, as applicable, hold such payments in trust for the account and benefit of the Company.

     5.10 Furnishing Copies, Etc.  Furnish to the Company (subject to Section
          -----------------------                                     -------
8.15 hereof):
----

               (a) Within five (5) Local Business Days of the Company's request, a certificate of a Responsible Officer of the Contributor, certifying, as of the date thereof, to the knowledge of such officer, that no Originator Termination Event has occurred and is continuing or if one has so occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

               (b) Promptly after a Responsible Officer of the Contributor obtains knowledge of the occurrence of any Originator Termination Event or Potential Originator Termination Event, written notice thereof;

               (c) Promptly following request therefor, such other information, documents, records or reports regarding or with respect to the Receivables of the Contributor or Receivables purchased from an Originator, as the Company may from time to time reasonably request; and

               (d) Promptly upon determining that any Receivable originated by it designated as an Eligible Receivable on the Daily Report or Monthly Settlement Report (such Monthly Settlement Report shall contain at least the information specified in Schedule 2 hereto) was not an Eligible Receivable as of
                         ----------
the date provided therefor, written notice of such determination.

     5.11 Responsibilities of the Contributor as Local Servicer. Notwithstanding
          -----------------------------------------------------
anything herein to the contrary, (i) the Contributor, while acting as Local Servicer, shall perform or cause to be performed all of its obligations under the Policies related to the Receivables to the same extent as if such Receivables had not been contributed, assigned, transferred and conveyed to the Company hereunder, (ii) the exercise by the Company of any of its rights hereunder shall not relieve the Contributor of its obligations with respect to such Receivables and (iii) except as provided by law, the Company shall not have any obligation or liability with respect to any Receivables, nor shall the Company be obligated to perform any of the obligations or duties of the Contributor or any Originator thereunder.

     5.12 Assessments.  Pay before the same become delinquent and discharge all
          -----------
taxes, assessments, levies and other governmental charges imposed on it except such taxes, assessments, levies and governmental charges which are being contested in good faith and for which the Contributor has set aside on its books adequate reserves.

     5.13 Purchase of Receivables.  Purchase Receivables solely in accordance
          -----------------------
with the Receivables Purchase Agreements or this Agreement.

     5.14 Notices.  Promptly give written notice to the Trustee, each Rating
          -------
Agency and each Funding Agent for any Outstanding Series of the occurrence of any Liens on Receivables (other than Permitted Liens), Early Amortization Event or Potential Early Amortization Event, including the statement of a Responsible Officer of the Contributor setting forth the details of such Early Amortization Event or Potential Early Amortization Event and the action taken, or which the Contributor proposes to take, with respect thereto.

     5.15 Bankruptcy.  Cooperate with the Company, the Funding Agent and Trustee
          ----------
in making any amendments to the Transaction Documents and take, or refrain from taking, as the case may be, all other actions deemed reasonably necessary by the Funding Agent and/or Trustee in order to comply with the structured finance statutory exemption set forth in legislative amendments to the U.S. Bankruptcy Code at or any time after such amendments are enacted into law; provided, however, that it shall not be required to make any amendment or to take, or omit from taking, as the case may be, any action which it reasonably believes would have the effect of materially changing the economic substance of the transaction contemplated by the Transaction Documents on the Effective Date.

     5.16 Further Action.  In addition to the foregoing:
          --------------

               (a) The Contributor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action (including but not limited to notifying the related Obligors to the extent necessary to perfect the ownership interest of the Company in the Receivables) that may be necessary in the Contributor's reasonable judgment or that the Company may reasonably request, in order to protect the Company's right, title and interest in the Receivables, or to enable the Company to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, the Contributor will, and will cause each Originator to, upon the request of the Company (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Company, advisable to protect the Company's ownership interest in the Receivables and
(ii) obtain the agreement of any Person having a Lien on any Receivables owned by the Contributor or an Originator (other than any Lien created or imposed under the Pooling Agreement or any Permitted Lien) to release such Lien upon the contribution, assignment, transfer and conveyance of any such Receivables to the Company;

               (b) Until the termination of this Agreement, the Contributor hereby irrevocably authorizes the Company to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Receivables and the other Receivable Assets related thereto, contributed, assigned, conveyed or transferred or to be contributed, assigned, conveyed or transferred by the Contributor without the signature of the Contributor to the extent permitted by applicable law; and

               (c) If the Contributor fails to perform any of its agreements or obligations under this Agreement, following notice to the Contributor detailing such delinquency, the Company may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Company incurred in connection therewith shall be payable by the Contributor as provided in Section 9.02. The Company agrees promptly to notify the Contributor
            ------------
after any such performance; provided, however, that the failure to give such
                            --------  -------
notice shall not affect the validity of any such performance.

     5.17 Marking of Records.  The Contributor will, and will cause each
          ------------------
Originator to, identify on its extraction records relating to the Receivables from its master database of receivables that the Receivables and all other Receivable Assets related thereto have been contributed, assigned, conveyed or transferred to the Company, and thereupon a Participation and security interest granted by the Company to the Trustee. The Contributor agrees that from time to time it will promptly execute and deliver all instruments and documents, and take all further action, that Company may reasonably request in order to perfect, protect or more fully evidence the Trustee's first priority perfected security interest in such Receivables and the related Collections.

     5.18 Stamp Duty.
          ----------

     (a) It will procure that each member of the Stamp Duty Group shall remain associated within the meaning of Section 42 United Kingdom Finance Act 1930 (as amended) with each other member of the Stamp Duty Group; and

               (b) The Company and the Contributor will each pay and hold itself responsible for and will seek no indemnity from the Trustee in respect of Stamp Duty which is required to be paid in order to secure the stamping of any Relevant Document for any of the following purposes:

                    (i) allowing the Relevant Document in question to be produced in evidence in proceedings in the United Kingdom where this is required in order to enable the Company to enforce its rights in respect of any Receivables against the Obligors and either:


                         (A) the judge, arbitrator or other person responsible for the determination of such proceedings has ruled that an executed original or counterpart of the Relevant Document must be produced in evidence as aforesaid (provided that if an appeal against the ruling is permissible and the Company so requests, and on the condition that the Company indemnifies the Trustee to its satisfaction on an after-tax basis for all costs involved in such appeal, the Trustee will pursue such an appeal pending which the Trustee will not cause an executed original or counterpart of the Relevant Document to be produced in evidence as aforesaid); or

                         (B)  the rules governing the conduct of such
                    proceedings provide that a certified unstamped copy of the Relevant Document or any other form of evidence of the matters which are the subject of such proceedings cannot be produced as adequate evidence for the purposes of such proceedings;


                    (ii) complying with a requirement imposed by any judicial or governmental authority for the Relevant Document to be stamped before it will be taken into account for the purpose of determining any liability of the Company to taxation (subject to the

               Company taking reasonable steps to resist or avoid such requirement (insofar as it is able to do so while fully complying with its obligations under applicable law and practice and without causing any material prejudice (actual or potential) to its interests)).

     5.19 Enforcement of Agreements. The Contributor shall enforce its rights
          --------------------------
under each Origination Agreement, including, without limitation, the right to receive Adjustment Payments and indemnification thereunder.

6.   NEGATIVE COVENANTS
     ------------------

          Except as otherwise provided in Section 6.11, the Contributor hereby
                                          ------------
agrees that, so long as there are any amounts outstanding with respect to Receivables originated by the Contributor or purchased by the Contributor, previously contributed, assigned, conveyed or transferred by the Contributor to the Company or until an Early Program Termination, whichever is the later, the Contributor shall not, and shall not permit any Originator to:

     6.01 Limitations on Transfers of Receivables, Etc.  At any time attempt to
          ---------------------------------------------
re-contribute, reconvey, reassign, re-transfer or otherwise purport to dispose of any of the Receivables or other Receivable Assets relating thereto, except as contemplated by the Transaction Documents.

     6.02 Extension or Amendment of Receivables.  Whether acting as Local
          -------------------------------------
Servicer or otherwise, extend payment terms, make any Dilution Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Receivables, unless (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the Policies (and would have been made in the ordinary course of business), (ii) if such cancellation, termination, amendment, modification or waiver arose as a result of a request from an Obligor, (iii) if any such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on the collectibility of the relevant Receivable or (b) such Dilution Adjustment is the result of a pre-existing contractual obligation between the Contributor or any Originator, as the case may be, and the related Obligor with respect to such Receivable provided, that in the event the Contributor or such Originator
           --------
cancels an invoice related to a Receivable, the Contributor must make a Contributor Dilution Adjustment Payment in accordance with Section 2.05;
                                                           ------------
provided, further that in the event a Contributor or any Originator cancels an
--------  -------
invoice related to a Receivable, either (i) such invoice must be replaced with an invoice relating to the same transaction as the cancelled invoice of equal or greater Principal Amount on the same Business Day as the day of cancellation
(ii) such invoice must be replaced with an invoice relating to the same transaction as the cancelled invoice of a lesser Principal Amount on the same Business Day and the Contributor must make an Contributor Dilution Adjustment Payment to the Company in an amount equal to the difference between such cancelled and replacement invoices or (iii) the Contributor must make an Contributor Dilution Adjustment Payment to the Company in an amount equal to the full value of such cancelled invoice pursuant to
Section 2.05.
------------

     6.03 Change in Payment Instructions to Obligors.  Instruct any Obligor to
          ------------------------------------------
make any payments with respect to any Receivables other than, in accordance with
Section 5.09, by check or wire transfer to a Collection Account.
------------

     6.04 Change in Name.  Change its name, use an additional name, change its
          --------------
identity or company structure or change its chief executive officer unless at least 60 days' prior to the effective date of any such change it delivers to the Company such documents, instruments or agreements as are necessary to reflect such change and to continue the perfection of the Company's ownership interest in the Receivables.

     6.05 Policies.  Make any change or modification (or permit any change or
          --------
modification to be made) in any material respect to the Policies, except (i) if such changes or modifications are necessary under any Requirement of Law, or
(ii) if the Rating Agency Condition is satisfied with respect thereto; provided,
                                                                       --------
however, that if any change or modification, other than a change or modification
-------
permitted pursuant to clause (i) above, would reasonably be expected to have a Material Adverse Effect with respect to a Series which is rated by a Rating Agency, the consent of Investor Certificateholders representing Fractional Undivided Interests aggregating not less than 51% of the Adjusted Invested amount of such Series (or, as otherwise specified in the related Supplement) shall be required to effect such change or modification.

     6.06 Modification of Legend.  Delete or otherwise modify the marking on the
          ----------------------
legend referred to in subsection 2.01(b) of the Pooling Agreement.
                      ------------------

     6.07 Accounting for Contributions.  Except as otherwise required by law,
          ----------------------------
prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as a contribution of the Receivables to the Company or in any other respect account for or treat the transactions contemplated hereby (including for financial accounting purposes, except as required by law) in any manner other than as contribution of the Receivables to the Company.

     6.08 Instruments.  Unless delivered to the Trustee pursuant to Section
          -----------
2.01(b) of the Pooling Agreement, take any action to cause any Receivable not evidenced by an "instrument" (as defined in Section 9-105(1)(i) of the
                 ----------
applicable UCC) upon origination to become evidenced by an instrument, except in connection with the enforcement or collection of a Defaulted Receivable.

     6.09 Ineligible Receivables.  Without the prior written approval of the
          ----------------------
Company, take any action relating to such Receivable which to its knowledge would cause, or would permit such Receivable that was designated as an Eligible Receivable on the Contribution Date, relating to such Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.

     6.10  Business of the Contributor.  Fail to maintain and operate the
           ---------------------------
business currently conducted by the Contributor, or fail to cause any Originator to maintain and operate the business currently conducted by such Originator, and business activities reasonably incidental or related thereto in substantially the manner in which it is presently conducted and operated if such failure would reasonably be expected to result in a Material Adverse Effect with respect to it.

     6.11  Limitation on Fundamental Changes.  Enter into any merger or
           ---------------------------------
consolidate with another Person or sell, lease, transfer or otherwise dispose of assets constituting all or substantially all of the assets of the Contributor and its consolidated Subsidiaries (taken as a whole) to another Person or liquidate or dissolve unless:

               (a) either (i) the Contributor is the surviving entity, or (ii) the surviving Person (A) assumes, without execution or filing of any paper or any further act on the part of any of the parties hereto other than the Contributor, the performance of each of the Contributor's covenants and obligations hereunder and (B) no Material Adverse Effect with respect to the Contributor shall result from such merger, consolidation, sale, lease, transfer or disposal of assets;

               (b)   subject to Section 8.15 hereof, the Contributor has
                                ------------
delivered to the Trustee a certificate executed by a Responsible Officer of the Contributor addressed to the Trustee stating that (i) such consolidation, merger, conveyance or transfer complies with this Section 6.11 and (ii) all
                                                  ------------
conditions precedent herein provided for relating to such transaction have been complied with;

               (c) it has delivered to the Trustee an Opinion of Counsel from a nationally recognized legal counsel to the effect that the contribution of Receivables to the Company by such Surviving Person, after the date of such merger, consolidation, sale, lease, transfer or disposal of assets, shall be treated as a "true contribution" or "true sale" of any such Receivables;
              -----------------      ---------

               (d)   it has delivered to the Trustee a General Opinion; and

               (e)   the Rating Agency Condition has been satisfied.

     6.12  Offices.  Move the location of the Contributor's chief executive
           -------
office or of any of the offices where it keeps its records with respect to the U.S. Receivables, or its legal head office to a new location within or outside the jurisdiction where such office is now located, without (i) providing thirty
(30) days' prior written notice to the Company, the Trustee, each Funding Agent and each Rating Agency and (ii) taking all actions reasonably requested by the Trustee (including but not limited to all filings and other acts necessary or advisable under the applicable UCC or other applicable laws or similar statute of each relevant jurisdiction) in order to continue the Trust's first priority perfected security interest in all Receivables now owned or hereafter created.

     6.13  Constitutive Documents.  Amend or make any change or modification to
           ----------------------
its constitutive documents without first satisfying the Rating Agency Condition and obtaining the consent of each Funding Agent (provided that, notwithstanding anything to the contrary in this Section 6.13, the Contributor may make
                                 ------------
amendments, changes or modifications pursuant to changes in law of the jurisdiction of its organization or amendments to change the Contributor's name (subject to compliance with Section 6.04 above), registered agent or address of registered office).

     6.14  Amendment of Transaction Documents or Other Material Documents.
           --------------------------------------------------------------
Other than as set forth in the Transaction Documents, amend any Transaction Document or other material document related to any transactions contemplated hereby or thereby including, but not limited to, any of the Receivables Purchase Agreements.

     6.15  Additional Equity.  Permit the Company to issue or sell any
           -----------------
additional Shares, membership interests or equity interests in the Company to any Person until after the Trust Termination Date.

     6.16  Receivables Purchase Agreements.  Take any action under the
           -------------------------------
Receivables Purchase Agreements that could reasonably be expected to have a Material Adverse Effect.

7.   TERMINATION EVENTS
     ------------------

     7.01  Originator Termination Events.  If any of the following events
           -----------------------------
(herein called "Originator Termination Events") shall have occurred and be
                -----------------------------
continuing with respect to the Contributor:

               (a) the Contributor shall fail to pay any amount due hereunder in accordance with the provisions hereof and such failure shall continue unremedied for a period of two (2) Business Days from the earlier to occur of
(i) the date upon which a Responsible Officer of the Contributor obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Contributor by the Company or the Trustee or (B) to the Company, to the Trustee and to the Contributor by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount; or

               (b) the Contributor shall fail to observe or perform any other covenant or agreement applicable to it contained herein (other than as specified in paragraph (a) of this Section 7.01) that has a Material Adverse Effect with
                         ------------
respect to it and that continues unremedied until ten (10) Local Business Days after the date on which written notice of such failure, requiring the same to be remedied shall have been given (A) to the Contributor by the Company or the Trustee or (B) to the Company, to the Trustee and to the Contributor by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount, provided that if such failure may be cured and the Contributor is
        --------
diligently pursing such cure, such event shall not constitute an Originator Termination Event for an additional thirty (30) days; or

               (c) any representation or warranty made by the Contributor in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made, and which continues unremedied until ten (10) Local Business Days after the date on which written notice thereof, requiring the same to be remedied, shall have been given (A) to the Contributor by the Company or the Trustee or (B) to the Company, to the Trustee and to the Contributor by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount, provided
                                                                      --------
that if such incorrectness may be cured and the Contributor is diligently pursuing such cure, such event shall not constitute an Originator Termination Event for an additional thirty (30) days and provided further that an Originator
                                             -------- -------
Termination Event shall not be deemed to have occurred under this paragraph (c) based upon a breach of any representation or warranty set forth in Section 4.02
                                                                   ------------
if the Contributor shall have complied with the provisions of Section 2.06 in
                                                              ------------
respect thereof; or

               (d) the Contributor has been terminated as Local Servicer, following a Master Servicer Default, then, in the case of any Originator Termination Event, so long as such Originator Termination Event shall be continuing, the Company shall terminate its obligation to accept a contribution of Receivables from the Contributor and the Contributor shall be terminated as an Originator upon 10 days written notice (the date on which such notice becomes effective, the "Originator Termination Date") to the Contributor (any such
                ---------------------------
termination, an "Early Originator Termination"); provided that such removal or
                 ----------------------------    --------
termination shall be in accordance with Section 2.10 of the Pooling Agreement.

     7.02  Program Termination Events.  If any of the following events (herein
           --------------------------
called "Program Termination Events") shall have occurred and be continuing:
        --------------------------

               (a) an Insolvency Event shall have occurred with respect to the Contributor; or

               (b) there shall have occurred and be continuing (i) an Early Amortization Event set forth in Section 7.01 (a) through (e) of the Pooling
                                ----------------------------
Agreement or (ii) the Amortization Period with respect to all Outstanding Series; or

               (c) a notice of Lien shall have been filed by the PBGC against the Contributor under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which
Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Trustee and the Rating Agencies proof of release of such Lien; or

               (d) a Federal (or equivalent) tax notice of Lien, in an amount equal to or greater than $500,000, shall have been filed against the Contributor unless there shall have been delivered to the Trustee and the Rating Agencies proof of release of such Lien; or

               (e) an Originator Termination Date shall have occurred with respect to an Originator that, as of the last Monthly Settlement Report, had originated more than 10% of the Aggregate Receivables Amount reflected on such report; or

               (f) an Originator Termination Event shall have occurred but such Originator has not been terminated within 10 calendar days in accordance with Section 2.10 of the Pooling Agreement;

then, after the expiration of any applicable cure period, the obligation of the Company to accept contributions shall terminate without notice (such date of termination, the "Program Termination Date" and any such termination, an "Early
                  ------------------------                                -----
Program Termination"), and there shall be an Early Amortization Event pursuant
-------------------
to Section 7.01 of the Pooling Agreement.

     7.03  Remedies.
           --------

               (a) If an Originator Termination Date or Program Termination Date has occurred, the Company (and its assignees) shall have all of the rights and remedies provided to an owner of accounts under applicable law in respect thereto.

               (b) The Contributor agrees that, upon the occurrence and during the continuation of a Program Termination Event as described in subsection
                                                                ----------
7.02(a) or (b)(i):
------     ------

                     (i) the Company (and its assignees) shall have the right at any time to notify, or require that the Contributor, at its expense, notify, the respective Obligors of the grant by the Company of a Participation of and grant in a security interest in the Receivables and other Receivable Assets and may direct that payment of all amounts due or to become due under the Receivables be made directly to the relevant Company Concentration Accounts;

                     (ii) the Company (and its assignees) shall have the right to (A) sue for Collections on any Receivables or (B) sell any Receivables to any Person for a price that is acceptable to the Company. If required by the applicable UCC (or analogous provisions of any other similar law, statute or legislation applicable to the Receivables), the Company (and its assignees) may offer to sell any Receivable to any Person, together, at its option, with all other Receivables created by the same Obligor. Any Receivable sold hereunder (other than pursuant to the Pooling Agreement) shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale;

                     (iii) the Contributor in such capacity or in its capacity
               as Local Servicer, shall, and shall cause each Originator to, upon the

       Company's (or its assignees') written request and at the Contributor's expense, (A) assemble all of its documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record Receivables and (2) are otherwise necessary or desirable to effect Collections of such Receivables including (i) Receivable specific information including, when applicable, invoice number, invoice due date, invoice value, purchase order reference, shipping date, shipping address, shipping terms, copies of delivery notes, bills of lading, insurance documents, copies of letters of credit, bills of exchange or promissory notes, other security documents, and (ii) Obligor specific information, including copy of the Contract, correspondence file and details of any security held (collectively, the "Originator Documents") and (B) deliver such Originator Documents to the
        --------------------
       Company or its designee at a place designated by the Company. In recognition of the Contributor's need to have access to any Originator Documents which may be transferred to the Company hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables or as a result of its responsibilities as Local Servicer, the Company hereby grants to the Contributor a license to access the Originator Documents transferred by the Contributor to the Company and to access any such transferred computer software in connection with any activity arising in the ordinary course of the Contributor's business or in performance of the Contributor's duties as Local Servicer; provided
                                                                     --------
       that the Contributor shall not disrupt or otherwise interfere with the Company's use of and access to the Originator Documents and its computer software during such license period; and

           (iv) upon written request of the Company, the Contributor will (A) deliver to the Company all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary for the immediate collection of the Receivables by the Company, with or without the participation of the Contributor (excluding software licenses which by their terms are not permitted to be so delivered; provided that the
                                                            --------
       Contributor shall use reasonable efforts to obtain the consent of the relevant licensor to such delivery but shall not be required, to the extent it has an ownership interest in any electronic records, computer software or licenses, to transfer, assign, set-over or otherwise convey such ownership interests to the Company) and (B) make such arrangements with respect to the collection of the Receivables as may be reasonably required by the Company.

8.   MISCELLANEOUS
     -------------

     8.01  Payments.  All payments to be made by a party ("payor") hereunder
           --------                                        -----
shall be made in Dollars on the applicable due date and in immediately available funds to the recipient's ("payee") account set forth in Schedule 6 of this
                           -----                        ----------
Agreement or to such other account as may be specified by such payee from time to time in a notice to such payor. Wherever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     8.02  Costs and Expenses.  The Contributor agrees to pay, indemnify, and
           ------------------
hold the Company harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby or in connection herewith or any action taken or omitted by the Company under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "Originator Indemnified Liabilities") or (ii) which would not have
               ----------------------------------
been imposed on, incurred by or asserted against the Company but for its having acquired the Receivables hereunder; provided, however, that such indemnity shall
                                    --------  -------
not be available to the extent that such Originator Indemnified Liabilities are finally judicially determined to have resulted from the gross negligence or willful misconduct of the Company and provided further, that nothing herein
                                      -------- -------
shall be interpreted as an obligation of the Contributor to pay or reimburse the Company's regular, on-going business expenses which shall be paid from the Company's own funds. The agreements of the Contributor in this Section 8.02
                                                               ------------
shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

     8.03  Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the Contributor and the Company and their respective successors (whether by merger, consolidation or otherwise) and permitted assigns. The Contributor agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Company. The Contributor acknowledges that, pursuant to the Pooling Agreement, the Company shall grant the Participation to the Trustee as well as granting to the Trustee a security interest in, among other things, all of its rights hereunder. The Contributor further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Trustee until all amounts due to the Investor Certificateholders are paid in full.

     8.04  Intentionally Omitted

     8.05  Intentionally Omitted

     8.06  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
           -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND WITHOUT REFERENCE TO ANY CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), SUBJECT TO THE RESERVATION OF THE LAWS OF ANOTHER JURISDICTION THAT MAY BE APPLICABLE TO ANY ISSUES RELATED TO PERFECTION OF ANY CONTRIBUTION HEREUNDER.

     8.07  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
           ------------------------------
in exercising, on the part of the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     8.08  Amendments and Waivers.  Neither this Agreement nor any terms hereof
           ----------------------
may be amended, supplemented or modified except in a writing signed by the Company and the Contributor and that otherwise complies with any applicable provision in the other Transaction Documents. Any amendment, supplement or modification shall not be effective until the Rating Agency Condition has been satisfied.

     8.09  Severability.  Any provision of this Agreement which is prohibited or
           ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.10  Notices.  All notices, requests and demands to or upon the respective
           -------
parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Contributor, or to such other address as may be hereafter notified by the respective parties hereto:

With respect to the Company:          Huntsman Receivables Finance LLC

                                      500 Huntsman Way
                                      Salt Lake City
                                      Utah 84108, USA

                                      Attention: Office of the General Counsel
                                      Telecopy: 1 (801) 584-5782

Copy to:                              Huntsman (Europe) BVBA
                                      Everslaan 45

                                        B-3078 Everberg
                                        Belgium

                                        Attention: Treasury Department
                                        Telecopy:  32 2759 5501

With respect to the Contributor-------- Huntsman International LLC
                                        500 Huntsman Way
                                        Salt Lake City
                                        Utah 84108, USA

                                        Attention: Office of the General Counsel
                                        Telecopy:  1 (801) 584-5782

Copy to:                                Huntsman (Europe) BVBA
                                        Everslaan 45
                                        B-3078 Everberg
                                        Belgium

                                        Attention: Treasury Department
                                        Telecopy:  32 2759 5501

With respect to the Trustee------------ Chase Manhattan Bank (Ireland) plc,
                                        Chase Manhattan House
                                        International Financial Services Centre
                                        Dublin 1, Ireland

                                        Attention: Padraic Doherty
                                        Telecopy:  353 1 612 5777

     8.11  Counterparts.  This Agreement may be executed by one or more of the
           ------------
parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company.

     8.12  Submission to Jurisdiction; Service of Process.
           ----------------------------------------------

               (a) Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan, City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any claim based on its immunity from suit. Nothing in this Section 8.12(a) shall affect the right of any party hereto to
                ---------------
bring any action or proceeding against another or its property in the courts of other jurisdictions.

               (b) EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 8.12(b) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISIONS HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     8.13  No Bankruptcy Petition.
           ----------------------

               (a) The Contributor, by entering into this Agreement, covenants and agrees, to the extent permissible under applicable law, that it will not solely in its capacity as a creditor of the Company institute against, or join any other Person in instituting against, the Company any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other involuntary proceedings (including, but not limited to, petitioning for the declaration of the Company's assets en desastre) under any Applicable Insolvency Laws; and

               (b) Notwithstanding anything elsewhere herein contained, the sole remedy of the Contributor or any other Person in respect of any obligation, covenant, representation, warranty or agreement of the Company under or related to this Agreement shall be against the assets of the Company. Neither the Contributor nor any other Person shall have any claim against the Company to the extent that such assets are insufficient to meet such obligation, covenant, representation, warranty or agreement (the difference being referred to herein as a "shortfall") and all claims in respect of the shortfall shall be
      ---------
extinguished.

     8.14  Termination.  This Agreement will terminate at such time as (a) the
           -----------
commitment of the Company to accept a contribution of Receivables from the Contributor hereunder shall have terminated and (b) all Receivables have been collected, and the proceeds thereof turned over to the Company and all other amounts owing to the Company hereunder shall have been paid in full or, if Receivables have not been collected, such Receivables have become Defaulted Receivables and the Company shall have completed its collection efforts in respect thereto; provided, however,
                                                          --------  ------
that the indemnities of any Contributor to the Company set forth in this Agreement shall survive such termination and provided further that, to the
                                             -------- -------
extent any amounts remain due and owing to the Company hereunder, the Company shall remain entitled to receive any Collections on Receivables which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof. Notwithstanding anything to the contrary contained herein, if at any time, any payment made by the Contributor is rescinded or must be restored or returned by the Company as a result of any Insolvency Event with respect to the Contributor then the Contributor's obligations with respect to such payment shall be reinstated as though such payment had never been made.

     8.15  Responsible Officer Certificates; No Recourse.  Any certificate
           ---------------------------------------------
executed and delivered by a Responsible Officer of the Contributor or the Company pursuant to the terms of the Transaction Documents shall be executed by such Responsible Officer not in an individual capacity but solely in his or her capacity as an officer of the Contributor or the Company, as applicable, and such Responsible Officer will not be subject to personal liability as to the matters contained in the certificate. A director, officer, manager, employee, or member or Shareholder, as the case may be, as such, of the Contributor or Company shall not have liability for any obligation of the Contributor or the Company hereunder or under any Transaction Document or for any claim based on, in respect of, or by reason of, any Transaction Document, unless such claim results from the gross negligence, fraudulent acts or willful misconduct of such director, officer, employee, manager or member or Shareholder, as the case may be.

     8.16  Confidential Information.
           ------------------------

               (a) Unless otherwise required by applicable law, and subject to Subsection 8.16(b) below, each of the parties hereto undertakes to maintain the
------------------
confidentiality of this Agreement in its communications with third parties and otherwise. None of the parties shall disclose to any person any information of a confidential nature of or relating to either the Contributor, the Trustee or Company, which such party may have obtained as a result of the Transaction (the "Confidential Information"). For the avoidance of doubt, the Company shall
 ------------------------
restrict disclosure of Confidential Information to its officers, employees, agents and advisers who need to receive such information to ensure the proper functioning of the Transaction. The Trustee shall procure that such officers, employees, agents and advisers shall keep confidential all of the Confidential Information received; and

               (b)   The provisions of this Section 8.15(b) shall not apply:
                                            ---------------

                     (i) to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

                     (ii) to the disclosure of Confidential Information to the Trustee's assigns or the Rating Agencies (provided that such information is disclosed subject to the condition that such party will hold it confidential on the same basis);

                    (iii) to the disclosure of any information with the written consent of the parties hereto;

                    (iv) to the disclosure of any information in response to any order of any court or Governmental Authority; or

                    (v) to the disclosure of any information reasonably required for the completion and filing of any financing statements pursuant to Sections 2.01(c), 3.01(h), 4.01(d),
                                      ----------------  -------  -------
               5.13(a) and 5.13(b).
               -------     -------

          IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                              Huntsman Receivables Finance LLC,
                                              as the Company

                                              By: /s/ Samuel D. Scruggs
                                              Name:   Samuel D. Scruggs
                                              Title: Treasurer

                                              Huntsman International LLC,
                                              as the Contributor

                                              By: /s/ J. Kimo Esplin
                                              Name:   J. Kimo Esplin
                                              Title: Executive VP and CFO

                                       i